              EXHIBIT 10(w) TO SYMIX SYSTEMS, INC. 1999 FORM 10-K
              ---------------------------------------------------

                    FOURTH AMENDMENT TO LOAN AGREEMENT AMONG
              SYMIX SYSTEMS, INC. AND SYMIX COMPUTER SYSTEMS, INC.
                                       AND
                                  BANK ONE, NA

          THIS FOURTH AMENDMENT ("Fourth Amendment") is dated as of December 24, 1998 between SYMIX SYSTEMS, INC., an Ohio corporation ("SSI") and SYMIX COMPUTER SYSTEMS, INC., an Ohio corporation ("SCSI" and, collectively with SSI, the "Companies") and BANK ONE, NA, a national association ("Bank One").

                                   WITNESSETH:

          WHEREAS, the Companies and Bank One, parties to that certain Loan Agreement dated as of May 20, 1996, amended by First Amendment dated as of August 13, 1997, Second Amendment dated as of March 4, 1998 and further amended by Third Amendment dated as of June 1, 1998 (the "Agreement"), have agreed to amend the Agreement on the terms and conditions hereinafter set forth. Terms not otherwise defined herein are used as defined in the Agreement as amended hereby

          NOW THEREFORE, the Companies and Bank One hereby agree as follows:

          SECTION 1. AMENDMENT OF THE AGREEMENT. The Agreement is, effective the date hereof, hereby amended as follows:

                 1.1. In Section 1.1.5, the words "daily average unused portion" shall be deleted and the words "daily unused portion" shall be inserted in their place.

                 1.2. In Section 8, the definition of "Debt Service Coverage Ratio" shall be amended and restated in its entirety as follows:

                    "Debt Service Coverage Ratio" shall mean the ratio of (a) net income after tax plus depreciation and amortization plus interest expense plus $6,503,000 for the non-recurring charge related to the acquisition and research and development write-off appearing in the June 30, 1998 financial statements minus capitalized software minus capital expenditures to (b) current maturities of long term debt plus interest expense, all determined in accordance with generally accepted accounting principles applied on a consistent basis. The current maturities of long term debt under the Revolving Credit Note shall be determined on a pro forma basis assuming that the then-current principal balance of the Revolving Credit Note would be amortized, on a straight line basis, over 60 months.

                  1.3. Section 4.20 shall be amended and restated in its entirety as follows:

                           4.20. PLEDGE OF INTERCOMPANY NOTE. The Companies
                     shall cause all the Non-Obligor Subsidiaries (except Symix Computer Systems (Malaysia) Sdn Bhd.) to execute an intercompany promissory note that evidences all borrowings that such Non-Obligor Subsidiaries make from the Companies of funds borrowed under the $13,000,000 Revolving

                     Credit Note, and the Companies shall deliver such intercompany promissory note to Bank One as security for the amounts due hereunder and under the Revolving Credit Notes.

                  1.4. Section 5.13 shall be amended and restated in its entirety as follows:

                           5.13. FUNDING. The Companies shall not use the
                     proceeds of the Revolving Credit Notes to fund any Non-Obligor Subsidiary acquisitions or non-operational purposes or obligations other than operating cash flow of such Non-Obligor Subsidiary. The Companies shall not (and shall not permit any Subsidiary to) loan or otherwise advance funds to Symix Computer Systems (Malaysia) Sdn Bhd. in an amount to exceed $200,000 in the aggregate outstanding at any time.

                  1.5. All references to Symix Italia S.p.A. shall be changed to Symix Italia S.r.l.

          SECTION 2. GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

          SECTION 3. COSTS AND EXPENSES. All fees, costs or expenses, including reasonable fees and expenses of outside legal counsel, incurred by Bank One in connection with either the preparation, administration, amendment, modification or enforcement of this Fourth Amendment shall be paid by the Companies on request.

          SECTION 4. COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 5. CONFESSION OF JUDGMENT. Each Company hereby authorizes any attorney at law to appear for the Company, in an action on this Fourth Amendment, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the holder of this Fourth Amendment or the party entitled to the benefits of this Fourth Amendment against the Company for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered. No judgment against one Company shall preclude Bank One from taking a confessed judgment against the other Company.

          SECTION 6. CONDITIONS PRECEDENT. Simultaneously with the execution hereof, Bank One shall receive all of the following, each dated the date hereof, in form and substance satisfactory to Bank One:

                  6.1. The Assignment of Intercompany Note, dated as of June 1, 1998.

                  6.2. Such other documents as Bank One may, in its reasonable discretion, so require.

         SECTION 7. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The Companies hereby expressly acknowledge and confirm that the representations and warranties of the Company set forth in Section 3 of the Agreement are true and accurate on this date with the same effect as if made on and as of this date; that no financial condition or circumstance exists which would inevitably result in the occurrence of an Event of Default under Section 6 of the Agreement; and that no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Section 6 of the Agreement,

          SECTION 8. REAFFIRMATION OF DOCUMENTS. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, and all security agreements, pledge agreements, mortgage deeds, assignments, subordination agreements, or other instruments or documents executed in connection with the Agreement, including provisions for the payment of the Notes pursuant to the terms of the Agreement. This Fourth Amendment does not constitute the extinguishment of any obligation or indebtedness previously incurred, nor does it in any manner affect or impair any security interest granted to Bank One, all of such security interests to be continued in full force and effect until the indebtedness described herein is fully satisfied.

         The Companies have executed this Fifth Amendment as of the date first above written.


SYMIX SYSTEMS, INC.                               SYMIX COMPUTER SYSTEMS, INC.


      /s/ Lawrence W. DeLeon                            /s/ Lawrence W. DeLeon
---------------------------------------------     -------------------------------------
Name: Lawrence W. DeLeon                          Name: Lawrence W. DeLeon
Its:  Vice President, Chief Financial Officer     Its:  Vice President, Chief Financial
      and Secretary                                     Officer and Secretary


--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------


BANK ONE, NA


         /s/ Kimberly C. Currie
----------------------------------------
Name:    Kimberly C. Currie
Its:     Vice President